SECOND AMENDED AND RESTATED
                           CHANGE-IN-CONTROL AGREEMENT



         THIS IS A SECOND AMENDED AND RESTATED CHANGE-IN-CONTROL
AGREEMENT (the "Agreement"), dated as of March 25, 2000 between West Pharmaceutical, Services, Inc., a Pennsylvania corporation, (formerly named "The West Company, Incorporated")
(the "Company") and [NAME] ("Executive").

                                   Background

         The Executive and the Company are parties to a certain letter agreement dated [DATE] (the "Change-in-Control Agreement"). The Company and the Executive amended and restated the Change-in-Control Agreement on April 28, 1998
(the "Amended and Restated Change-in-Control Agreement"). The Company desires to make a second amendment and restatement of the Change-in-Control Agreement to make certain changes as set forth herein.

                                    Agreement

         In consideration of the foregoing and Executive's continued employment with the Company, and intending to be legally bound, the Company agrees with Executive as follows:

1. Definitions. As used in this Agreement, the following terms will have the meanings set forth below:

(a) An "Affiliate" of any Person means any Person directly or indirectly controlling, controlled by or under common control with such Person.

(b) "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 1 of the Current Report on Form 8-K as in effect on the date of this Agreement pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Act"), provided, that, without limitation, a Change in Control shall be deemed to have occurred if:

(i)   Any Person, other than:

(1)   the Company,

(2)   any Person who on the date hereof is a
      director or officer of the Company, or

(3) a trustee or fiduciary holding securities under an employee benefit plan of the Company,

(ii)           is or becomes the "beneficial owner," (as
               defined in Rule 13-d3 under the Act), directly or
               indirectly,  of securities of the Company  representing more than
               50%  of  the  combined   voting  power  of  the  Company's   then
               outstanding securities; or

          (iii)During any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or

          (iv) The shareholders of the Company approve: (A) a plan of complete liquidation of the Company; or (B) an agreement for the sale or disposition of all or substantially all of the Company's assets; or (C) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization (collectively, a "Transaction"), that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least 50% of the combined voting power of the voting securities of the Company (or the surviving entity, or an entity which as a result of the Transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) outstanding immediately after the Transaction.

(c) "Code" means the Internal Revenue Code of 1986, as amended.

(d) The "Company's Business" means: (i) the contract-manufacturing and contract-filing business for the pharmaceutical and consumer-products industries, being carried on by West Pharmaceutical Services
      Lakewood, Inc. and its subsidiaries; (ii) the manufacture and sale of stoppers, closures, containers, medical-device components and assemblies made from elastomers, metal and plastic for the health-care and consumer-products industries; (iii) the development of proprietary drug-delivery technologies that provide optimized therapeutic effects for challenging drug molecules, such as peptides and proteins, carbohydrates, oligonucleotides, as well as systems for vaccines, gene therapy and diagnostic applications; and (iv) any other business conducted by the Company or any of its Subsidiaries or Affiliates during the term of this Agreement and in which Executive has have been actively involved.

(e) "Constructive Termination" means the occurrence of any of the following events:

               (i) The Company requires Executive to assume any duties inconsistent with, or the Company makes a significant diminution or reduction in the nature or scope of Executive's authority or duties from, those assigned to or held by Executive on the date of this Agreement;

               (ii) A material reduction in Executive's annual salary or incentive compensation opportunities;

               (iii) A relocation of Executive's site of employment to a location more than 50 miles from Executive's site of employment on the date of this Agreement;

               (iv) The Company falls to provide Executive with a reasonable number of paid vacation days at least equal to the number of paid vacation days to which Executive was entitled in the last full calendar year prior to the execution of this Agreement;

               (v) The Company fails to provide Executive with substantially the same fringe benefits that were provided to Executive immediately prior to the date of this Agreement, or with a package of fringe benefits that, although one or more of such benefits may vary from those in effect immediately prior to the execution of this Agreement, is substantially at least as beneficial to Executive in all material respects is such prior fringe benefits taken as a whole; or

               (vi) A successor of the Company does not assume the Company's obligations under this Agreement, expressly or as a matter of law.

               Notwithstanding the foregoing, no Constructive
               Termination will be deemed to have occurred under any of the following circumstances:

                           (1) Executive will have consented in writing or given a written waiver to the occurrence of any of the events enumerated in clauses (i) through (vi) above;

(2)   Executive will have failed to give the
      Company written notice stating
      Executive's intention to claim
      Constructive Termination and the basis
      for that claim at least 10 days in
      advance of the effective date of
      Executive's resignation; or

(3)   The event constituting a Constructive
      Termination has been cured or reserved by the Company prior to the effective date of Executive's resignation.

(f)   "Payment" means

(i) any amount due or paid to the Executive under this Agreement,

(ii)           any amount that is due or paid to the
                           Executive under any plan, program or
                           arrangement of the Company and any of its subsidiaries, and

(iii) any amount or benefit that is due or payable to the Executive under this Agreement or under any plan, program or arrangement of the Company and any of its subsidiaries not otherwise covered under clause (i) or (ii) hereof which must reasonably be taken into account under section 280G of the Code and the Regulations in determining the amount of the "parachute payments" received by the Executive, including, without limitation, any amounts which must be taken into account under the Code and Regulations as a result of
               (1)  the acceleration of the vesting of any
               option, restricted stock or other equity award granted under any equity plan of the Company or otherwise, (2) the acceleration of the time at which any payment or benefit is receivable by the Executive or (3) any contingent severance or other amounts that are payable to the Executive.

(g) "Person" means an individual, a corporation, a partnership, an association, a trust or other entity or organization.

(h) "Regulations" means the proposed, temporary and final regulations under section 280G of Code or any successor provision thereto.

(i) "Restrictive Period" means the period of time that commences on the date hereof and ends on the first anniversary of the Termination Date.

(j)   "Retirement Plan" means the West Pharmaceutical
      Services, Inc. Employees' Retirement Plan and any successor plan thereto.

(k)   "Savings/Deferred Comp Plan" means The Company's
      Salaried Employees' Savings Plan, The Company's Non-
      Qualified Deferred Compensation Plan for Designated
      Executive Officers and any other similar plan established from time to time that may allow executive officers to defer taxation of compensation.

(l)   "Subsidiary" has the meaning ascribed to the term by
               section 425(f) of the Code.

(m) "Termination Date" is the date on which Executive ceases to be employed by the Company or any of its Subsidiaries or Affiliates for any reason.

2.    Termination Following a Change in Control.

      (a) Executive will be entitled to the benefits specified in Section 3 (Benefits Payable Upon Termination of
               Employment) if,

               (I) at any time within two years after a Change in Control has occurred, Executive's employment by the Company is terminated:

                           (1) by the Company, other than by reason of death, disability, continuous willful misconduct to the detriment of the Company, or retirement at Executive's normal retirement date under the Retirement Plan, or

                           (2) as a result of Executive's resignation at any time following Executive's Constructive Termination; or

               (II) the Executive resigns for any reason within 30 days following the first anniversary of a Change in Control.

               Except as otherwise set forth in Section 2(b), Executive will not be entitled to the benefits specified in Section 3 hereof if Executive's employment terminates for any other reason or if, at any time thereafter, Executive is in breach of any of Executive's obligations under this Agreement.

      (b) If the Company executes an agreement, the consummation of which would result in the occurrence of a Change in Control, then, with respect to a termination

               (i) by the Company, other than by reason of death, disability, continuous willful misconduct to the detriment of the Company, or retirement at Executive's normal retirement date under the Retirement Plan, or

               (ii) as a result of Executive's resignation at any time following Executive's Constructive Termination occurring after the execution of such agreement (and, if such agreement expires or is terminated prior to consummation, prior to the expiration or termination of such agreement), a Change in Control shall be deemed to have occurred as of the date of the execution of such agreement and the Executive will be entitled to the severance compensation specified in Section 3 hereof.

3. Benefits Payable Upon Termination of Employment. Upon termination of employment as set forth in Section 2
      (Termination Following a Change in Control), Executive will be entitled to the following benefits:

(a) Severance Compensation. Executive will be entitled to severance compensation in an amount equal to three times the sum of

               (i) Executive's highest annual base salary rate in effect during the year of the termination of Executive's employment, plus

               (ii) the annual bonus paid or payable for the fiscal year immediately preceding a Change in Control or upon the termination of Executive's employment (whichever amount is greater);

               provided, however, that if at any time before the third anniversary of the Termination Date, Executive either (x) elects retirement under the Retirement Plan, or (y) could have been compelled to retire under the Retirement Plan if Executive had remained employed by the Company, Executive's severance compensation under this Section 3(a) will be reduced by an amount equal to the product obtained by multiplying such severance compensation by a fraction the numerator of which is the number of days elapsed from the Termination Date until the date on which either of the events described in clauses (x) or (y) first occurs, and the denominator of which is 1095.

               The severance compensation paid hereunder will not be reduced to the extent of any other compensation for Executive's services that Executive receives or is entitled to receive from any other employment consistent with the terms of this Agreement.

(b)   Equivalent of Vested Savings/Deferred Comp Plan
      Benefit. The Company will pay to Executive the difference, if any, between

(i) the benefit Executive would be entitled to receive under the Savings/Deferred Comp Plan if the Company's contributions to the Savings/Deferred Comp Plan were fully vested upon the termination of Executive's employment, and

(ii) the benefit Executive is entitled to receive under the terms of the Savings/Deferred Comp Plan upon termination of Executive's employment.


               Any such benefit will be payable at such time and in such manner as benefits are payable to Executive under the Savings/Deferred Comp Plan.

(c) Unvested Equity Awards. All stock options, other equity-based awards and shares of the Company's stock granted or awarded to Executive pursuant to any Company compensation or benefit plan or arrangement, but which are unvested, will vest immediately upon termination of Executive's employment. The provisions of this Section 3(c) will supersede the terms of any such grant or award made to Executive under any such plan or arrangement to the extent there is an inconsistency between the two.

(d) Employee and Executive Benefits. Executive will be entitled to a continuation of all hospital, major medical, medical, dental, life and other insurance benefits not otherwise addressed in this Agreement in the same manner and amount to which Executive was entitled on the date of a Change in Control or on the date of Constructive Termination of Executive's employment (whichever benefits are more favorable to Executive) until the earlier of

               (i) a period of 36 months after termination of Executive's employment,

               (ii)        Executive's retirement under the Retirement
                           Plan, or

               (iii) Executive's eligibility for similar benefits with a new employer.

               Assistance in finding new employment will be made available to Executive by the Company if Executive so requests. Upon termination of Executive's employment, Company cars must be returned to the Company.

4.    Additional Payments.

(a) Gross-Up Payment. Notwithstanding anything herein to the contrary, if it is determined that any Payment would be subject to the excise tax imposed by section
      4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any interest or penalties thereon, is herein referred to as an "Excise Tax"), then the Executive shall be entitled to an additional payment (a "Gross-
      Up Payment") in an amount that will place the Executive in the same after-tax economic position that the Executive would have enjoyed if the Excise
      Tax had not applied to the Payment.

(b) Determination of Gross-Up Payment. Subject to the provisions of Section 4(c), all determinations required under this Section 4, including whether a Gross-Up Payment is required, the amount of the Payments constituting excess parachute payments, and the amount of the Gross-Up Payment, shall be made by the accounting firm that was the Company's independent auditors immediately prior to the Change in Control (or, in default thereof, an accounting firm mutually agreed upon by the Company and the Executive) (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Executive and the Company within fifteen days of the Change in Control, the date of termination of employment or any other date reasonably requested by the Executive or the Company on which a determination under this Section 4 is necessary or advisable. The
      Company shall pay to the Executive the initial Gross-
      Up Payment within 5 days of the receipt by the Executive and the Company of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, the Company shall cause the Accounting Firm to provide the Executive with an opinion that the Accounting
      Firm has substantial authority under the Code and Regulations not to report an Excise Tax on the Executive's federal income tax return. Any determination by the Accounting Firm shall be binding upon the Executive and the Company. If the initial
      Gross-Up Payment is insufficient to cover the amount of the Excise Tax that is ultimately determined to be owing by the Executive with respect to any Payment
      (hereinafter an "Underpayment"), the Company, after exhausting its remedies under Section 4(c) below, shall promptly pay to the Executive an additional
      Gross-Up Payment in respect of the Underpayment.

(c) Procedures. The Executive shall notify the Company in writing of any claim by the Internal Revenue
      Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notice shall be given as soon as practicable after the Executive knows of such claim and shall apprise the Company of the nature of the claim and the date on which the claim is requested to be paid. The
      Executive agrees not to pay the claim until the expiration of the thirty-day period following the date on which the Executive notifies the Company, or such shorter period ending on the date the Taxes with respect to such claim are due (the "Notice Period").
      If the Company notifies the Executive in writing prior to the expiration of the Notice Period that it desires to contest the claim, the Executive shall:
      (i) give the Company any information reasonably requested by the Company relating to the claim; (ii) take such action in connection with the claim as the Company may reasonably request, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company and reasonably acceptable to the Executive; (iii) cooperate with the Company in good faith in contesting the claim; and (iv) permit the Company to participate in any proceedings relating to the claim. The Executive shall permit the Company to control all proceedings related to the claim and, at its option, permit the Company to pursue or forgo any and all administrative appeals, proceedings, hearings, and conferences with the taxing authority in respect of such claim. If requested by the Company, the Executive agrees either to pay the tax claimed and sue for a refund or contest the claim in any permissible manner and to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts as the Company shall determine; provided, however, that, if the Company directs the Executive to pay such claim and pursue a refund, the Company shall advance the amount of such payment to the Executive on an after-tax and interest-free basis (the "Advance").
      The Company's control of the contest related to the claim shall be limited to the issues related to the Gross-Up Payment and the Executive shall be entitled to settle or contest, as the case may be, any other issues raised by the Internal Revenue Service or other taxing authority. If the Company does not notify the Executive in writing prior to the end of the Notice Period of its desire to contest the claim, the Company shall pay to the Executive an additional
      Gross-Up Payment in respect of the excess parachute payments that are the subject of the claim, and the Executive agrees to pay the amount of the Excise Tax that is the subject of the claim to the applicable taxing authority in accordance with applicable law.

(d)   Repayments.  If, after receipt by the Executive of an
               Advance, the Executive becomes entitled to a refund with respect to the claim to which such Advance relates, the Executive shall pay the Company the amount of the refund (together with any interest paid or credited thereon after Taxes applicable thereto). If, after receipt by the Executive of an Advance, a determination is made that the Executive shall not be entitled to any refund with respect to the claim and the Company does not promptly notify the Executive of its intent to contest the denial of refund, then the amount of the Advance shall not be required to be repaid by the Executive and the amount thereof shall offset the amount of the additional Gross-Up Payment then owing to the Executive.

(e)   Further Assurances.  The Company shall indemnify the
      Executive and hold the Executive harmless, on an after-tax basis, from any costs, expenses, penalties, fines, interest or other liabilities ("Losses") incurred by the Executive with respect to the exercise by the Company of any of its rights under this Section 4, including, without limitation, any Losses related to the Company's decision to contest a claim or any imputed income to the Executive resulting from any Advance or action taken on the Executive's behalf by the Company hereunder. The
      Company shall pay, or cause the Trust to pay, all legal fees and expenses incurred under this Section
      4 and shall promptly reimburse the Executive, or cause the Trust to reimburse the Executive, for the reasonable expenses incurred by the Executive in connection with any actions taken by the Company or required to be taken by the Executive hereunder. The
      Company shall also pay all of the fees and expenses of the Accounting Firm, including, without limitation, the fees and expenses related to the opinion referred to in Section 4(b).


5.    Payment of Severance Compensation.

      (a) The severance compensation set forth in Section 3 (a) will be payable in 36 equal monthly installments commencing on the first day of the month following the month in which Executive's employment terminates. However, Executive may elect in writing, in accordance with the provisions of this Section, to receive Executive's severance compensation in a lump sum at a later time or in installments in amounts and at times elected by Executive, but Executive's election will not entitle Executive to receive severance compensation sooner than permitted by the preceding sentence.

(b) Executive must elect to receive amounts in installments or to defer payments by filing a written election with the Company, which specifies the time at which payments are to be made and the amounts of such payments. Executive's election to receive installment payments or to defer payments will not be valid unless it is made prior to the time Executive is entitled to receive any payments under this Agreement. The last such election in effect on the day before a termination of employment will be controlling. No election may be made on or after termination of employment.

      (c) The payment of deferred amounts must commence no earlier than the first business day of the calendar year following the termination of Executive's employment and no later than the third calendar year following the attainment of normal retirement age under the Retirement Plan.

6.    Non-Disclosure and Confidentiality.

      (a) Executive agrees that Executive will keep secret and maintain in confidence all confidential information of the Company and will not use such information other than for the Company's benefit or disclose such information to anyone outside of the Company, either during or after Executive's employment with the Company.

      (b) Executive will promptly deliver to the Company on the termination of Executive's employment with the Company, or at any time the Company requests, all memoranda, notes, records and other documents (and all copies thereof) relating to the Company's business or confidential matters which Executive then has or controls.

      (c) All inventions, improvements, new ideas and techniques which relate to the Company's business which Executive makes or conceives during Executive's employment with the Company or within six months thereafter will be the Company's property. Without additional compensation to Executive, Executive will promptly inform the Company of such inventions, improvements, ideas and techniques, and will assist the Company in preserving them and will not disclose them to anyone else without the Company's consent.

      (d) Executive understands that, as used in this Section, the phrase "confidential information of the Company" includes all information of a technical, commercial or other nature of or about the Company (such as formulae, trade secrets, customer lists and know-how) not made available to the general public.

7. Legal Fees. The Company will pay all legal fees and expenses which Executive may incur as a result of the Company's contesting the validity or enforceability of this Agreement.

8. Payments Final. In the event of a termination of Executive's employment under the circumstances described in this Agreement, the arrangements provided for by this Agreement, and any other agreement between the Company and Executive in effect at that time and by any other applicable plan of the Company in which Executive then participates, will constitute the entire obligation of the Company to Executive, and performance of that obligation will constitute full settlement of any claim that Executive might otherwise assert against the Company on account of such termination. The Company's obligation to pay Executive under this Agreement will be absolute and unconditional and will not be affected by any circumstance, including without limitation, any set-off, counterclaim, defense or other rights the Company may have against Executive or anyone else as long as Executive is not in beach of Executive's obligations under this Agreement.

9.    Non-Competition.

(a) During the Restrictive Period, Executive will not, and will not permit any of Executive's Affiliates, or any other Person, directly or indirectly, to:

(b)   engage in competition with, or acquire a direct or
               indirect interest or an option to acquire such an interest in any Person engaged in competition with, the Company's Business in the United States (other than an interest of not more than 5 percent of the outstanding stock of any publicly traded company);

(i) serve as a director, officer, employee or consultant of, or furnish information to, or otherwise facilitate the efforts of, any Person engaged in competition with the Company's Business in the United States or
      Puerto Rico;

(ii) solicit, employ, interfere with or attempt to entice away from the Company any employee who has been employed by the Company or a Subsidiary in an executive or supervisory capacity in connection with the conduct of the Company's Business within one year prior to such solicitation, employment, interference or enticement; or

(iii) approach, solicit or deal with in competition with the Company or any Subsidiary any Person which at any time during the 12 months immediately preceding the Termination Date:

                           (1) was a customer, client, supplier, agent or distributor of the Company or any Subsidiary;

                           (2) was a customer, client, supplier, agent or distributor of the Company or any Subsidiary with whom employees reporting to or under the direct control of Executive had personal contact on behalf of the Company or any Subsidiary; or

                           (3) was a Person with whom Executive had regular, substantial or a series of business dealings on behalf of the Company or any Subsidiary (whether or not a customer, client, supplier, agent or distributor of the Company or any Subsidiary).

(c) For the avoidance of doubt, Executive agrees that the phrase "Person engaged in competition with the Company's Business" as used in this Section includes, without limitation, the companies listed on Exhibit
      "A" to this Agreement, their Affiliates and subsidiaries.

10. Vesting in the Event of a Change in Control. In the event of a Change in Control, all stock options, equity-based awards and shares of the Company's stock granted or awarded to the Executive pursuant to any Company compensation or benefit plan or arrangement, but which are unvested at that time, will vest immediately upon such Change in Control. The provisions of this Section 10 will supersede the terms of any such grant or award made to Executive under any such plan or arrangement to the extent there is an inconsistency between the two.

11. Duration of Agreement. This Agreement shall commence on the date hereof and shall continue until terminated as provided in this Section. This
      Agreement may be terminated only under the following circumstances:

(i) At any time by the mutual written consent of Executive and the Company; and

     (ii) By the Company at the end of each successive two-year period commencing on the date of this Agreement by giving Executive written notice at least one year in advance of such termination, except that such termination and written notice will not be effective unless Executive will be employed by the Company on the Termination Date.

12.            Miscellaneous.

               (a) In consideration for the benefit of having the protection afforded by this Agreement, Executive agrees that the provisions of
                           Section 6 (Non-Disclosure and Confidentiality) and Section 9 (Non-Competition) of this Agreement apply to Executive, and Executive will be bound by them, whether or not a Change in Control occurs or Executive actually receives the benefits specified in Section 3 hereof.

               (b) This Agreement will be binding upon and inure to the benefit of Executive, Executive's personal representatives and heirs and the Company and any successor of the Company, but neither this Agreement nor any rights arising hereunder may be assigned or pledged by Executive.

               (c) Executive acknowledges that a breach of the covenants contained in Section 6 (Non-Disclosure and Confidentiality) and Section 9 (Non-Competition) will cause the Company immediate and irreparable harm for which the Company's remedies at law (such as money damages) will be inadequate. The Company shall have the right, in addition to any other rights it may have, to obtain an injunction to restrain any breach or threatened breach of such Sections. The Company may contact any Person with or for whom you work after your employment by the Company ends and may send that Person a copy of this Agreement.

               (d) Should any provision of this Agreement be adjudged to any extent invalid by any competent tribunal, that provision will be deemed modified to the extent necessary to make it enforceable.

               (e) This Agreement will be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

               (f) This Agreement amends and restates the Amended and Restated Change in Control Agreement, which shall be null and void and of no further effect. This Agreement constitutes the entire agreement and understanding between the Company and Executive with respect to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings between the Company and Executive with respect to such matters.
               (g) This Agreement may be executed in one or more counterparts, which together shall constitute a single agreement.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                 WEST PHARMACEUTICAL SERVICES, INC.




---------------------             By:-----------------------------
     [NAME]                       William G. Little, Chairman of
                                  the Board and Chief Executive Officer


                                                                  Exhibit "A"

                               List of Persons Engaged In Competition With
                                          the Company's Business

               Stelmi Trading International, including its subsidiary American Stelmi, Inc.

               Pharmaceutical packaging division of Swiss Group
               Datwyler, including its subsidiary Helvoet Pharma, Inc.

               Comar, Inc.

               Alusuisse SA, including its subsidiary Lawson Mardon
               Wheaton, Inc.

               Sharp Ivers-Lee Corporation

               Accupac

               Anderson Packaging, Inc.

               Packaging Coordinators, Inc. (PCI)

               Pharmaceutical Packaging Specialties, Inc.

               Nastech, Inc.

               Emisphere Technologies Incorporated

               Elan Corporation, PLC

               TheraTech, Inc.

               ALZA Corporation